9137 E MineraI Circle, Suite 101
Fnglewood,Colorado  80112
303-792-3900, Fax 303-792-2811


September 9,1999

Securities and Exchange
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re: California Applied Research, Inc.
     SEC File No.: 33-98526


Ladies and Gentlemen:
Commission

Relative to the change in auditors, we have read the statements made by California Applied Research, Inc. We understand that these statements are being filed with the Commission, pursuant to Item 8 of the Company's Form 10-KSB report to be filed in September 1999. We agree with the statements concerning our firm in such Form 10-KSB.

Sincerely,

DAVIS & CO., CPAs, P.C.

Carol A. Davis
Certified Public Accountant

cc: California Applied Research, Inc.
  - J. Michael Spinal